EXHIBIT 3.1 – ARTICLES OF INCORPORATION, AS AMENDED

ROSS MILLER
Secretary of State                                                                                              Filed 04/06/2007
(775) 684 5708
Website: secretaryofstate.biz
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:  GRYPHON OIL & GAS, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1. – The name of the corporation is changed to GRYPHON RESOURCES, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 50.5%

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):  /s/ Lou Jurinak
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.
This form must be accompanied by appropriate fees. Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07
ABOVE SPACE IS FOR OFFICE USE ONLY USE BLACK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

ARTICLES OF INCORPORATION              Entity # E0054922006-4

(Pursuant to NRS 78)                                       Document Number: 20060045701-65

                                                                        Date Filed:  1/26/2006 4:18:14 PM

                                                                        In the office of

                                                                        /s/ Dean Heller

                                                                        Dean Heller

                                                                        Secretary of State

1.      NAME OF CORPORATION:  GRYPHON OIL & GAS, INC.

2.      RESIDENT AGENT NAME AND STREET ADDRESS:
         (must be a Nevada address where process may be served)

Name of Resident Agent:        CSC Services of Nevada, Inc.
Street Address:                       502 East John St. Carson City, NV 89706

3.      SHARES:  (number of shares corporation authorized to issue)

Number of shares with par value: 100,000,000  Par value: $0.001

No.without par value:  ____

4.      NAMES, ADDRESSES, NUMBER OF BOARD OF DIRECTORS/TRUSTESS:

The First Board of Directors/Trustees shall consist of ONE member(s) whose name(s) and address(es) are as follows:

Louie Jurinak            6550 Raleigh Street         Vancouver, BC, Canada V5S 2W8
Name                             Address                          City/State/Zip

5.      PURPOSE:
         (optional – see instructions)

The  purpose  of  the  corporation  shall  be:______________________

6.     OTHER MATTERS:
        (see instructions)

Number of pages attached:     __________

7.      NAMES, ADDRESSES AND SIGNATURES OF INCORPORATORS:
         (attach additional pages if there are more than 2 incorporators)

CSC Services of Nevada, Inc.                  /s/ Norma Kull
Name                                                       Signature

502 East John Street,                         Carson City, NV, 89706
Address                                              City/State/Zip

8.      CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, CSC Services of Nevada, Inc. hereby accept appointment as Resident Agent for the above named  corporation.

By: /s/ Norma Kull                                                                           1/26/06
Authorized Signature of R.A. On behalf of R.A. Company                 Date

This form must be accompanied by appropriate fees. See attached fee schedule